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February 23, 1996                                     Exhibit (24)(b)

Mr. Alan M. Wright and
Mr. Thomas A. McNish
212 West Michigan Avenue
Jackson, MI 49201

Consumers Power Company is required to file an Annual Report on Form 10-K for the year ended December 31, 1995 with the Securities and Exchange Commission within 90 days after the end of the year.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,


  /s/William T. McCormick, Jr.              /s/Frank H. Merlotti
-----------------------------------    --------------------------------
     William T. McCormick, Jr.                 Frank H. Merlotti



  /s/James J. Duderstadt                    /s/Michael G. Morris
----------------------------------     ---------------------------------
     James J. Duderstadt                       Michael G. Morris



  /s/K. R. Flaherty                         /s/W. U. Parfet
----------------------------------     ---------------------------------
     Kathleen R. Flaherty                      William U. Parfet



  /s/Victor J. Fryling                      /s/Percy A. Pierre
----------------------------------     ---------------------------------
     Victor J. Fryling                         Percy A. Pierre



  /s/Earl D. Holton                         /s/K. Whipple
----------------------------------     ----------------------------------
     Earl D. Holton                            Kenneth Whipple



  /s/Lois A. Lund                           /s/John B. Yasinsky
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     Lois A. Lund                              John B. Yasinsky
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Extract from the minutes of a meeting of the Board of Directors of
Consumers Power Company (the "Company") held on February 23, 1996.



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SEC Form 10-K Filing

     Draft copies of the Form 10-K for 1995 were given to the Directors and officers of the Company for review and comments. Pursuant to regulations of the Securities and Exchange Commission, the Annual Report on Form 10-K must contain the signatures of the principal executive officer, the principal financial officer and the Controller or the principal accounting officer. Each officer of the Company were asked to review the Form 10-K and acknowledge approval of the contents as applied to his/her area of responsibility.

     Upon motion duly made and seconded, the following resolution was thereupon unanimously adopted:

         RESOLVED: That the officers of the Company, and each of them, are authorized to execute the Annual Report on Form 10-K for the year ended December 31, 1995, for and on behalf of the Company, and any amendments thereto, and to file or cause to be filed such Annual Report, and any amendments thereto, with the Securities and Exchange Commission and The New York Stock Exchange, including any exhibits or other documents that may be required, with any changes thereto as they may deem appropriate and as counsel may advise.



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I, Thomas A. McNish, Vice President and Secretary of Consumers Power
Company, CERTIFY that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Consumers Power Company duly called and held on February 23, 1996 at which a quorum was in attendance and voting throughout and that said resolution has not since been rescinded but is still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company is 14th day of March, 1996.



                                             /s/Thomas A. McNish
                                                Thomas A. McNish
                                       Vice President and Secretary

(SEAL)